QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1

ESTATUTOS SOCIALES

Título I. Denominación, objeto, duración y domicilio

Artículo 1o. Denominación

        La Sociedad se denomina ENDESA, S.A. y se rige por los presentes Estatutos, por las disposiciones sobre régimen jurídico de las sociedades anónimas y por las demás que resulten de aplicación.

Artículo 2o. Objeto

  1.
  La Sociedad tiene por objeto:

  a.
  El negocio eléctrico en sus distintas actividades industriales y comerciales.

  b.
  La explotación de toda clase de recursos energéticos primarios.

  c.
  La prestación de servicios de carácter industrial, y, en especial, los de telecomunicaciones, agua y gas, así como los que tengan carácter preparatorio o complementario de las actividades incluidas en el objeto social.

  d.
  La gestión del Grupo Empresarial, constituido con las participaciones en otras sociedades.

  2.
  La Sociedad desarrollará, en el ámbito nacional e internacional, las actividades que integran su objeto, bien directamente o mediante su participación en otras sociedades.

Artículo 3o. Duración

        La Sociedad tiene una duración indefinida y ha dado comienzo a sus operaciones el día del otorgamiento de la escritura de constitución.

Artículo 4o. Domicilio

        El domicilio social se fija en Madrid, calle de Ribera del Loira, número 60, quedando facultado el Consejo de Administración para trasladar el mismo dentro del término municipal de dicha población.

        Asimismo, está facultado el Consejo de Administración para crear, suprimir o trasladar sucursales, agencias, representaciones, delegaciones u oficinas de la Sociedad.

Título II. Capital social y acciones

Artículo 5o. Capital Social

        El capital social de la Sociedad es de 1.270.502.540,40 Euros y está íntegramente suscrito y desembolsado.

Artículo 6o. Las acciones

        El capital social está integrado por 1.058.752.117 acciones de 1,2 Euros de valor nominal cada una, que estarán representadas por anotaciones en cuenta y pertenecen a una misma clase.

        Las 1.058.752.117 acciones que componen el capital social, representadas por medio de anotaciones en cuenta, tienen la consideración de valores mobiliarios y se rigen por lo dispuesto en la normativa reguladora del mercado de valores.

Artículo 7o. Derechos de los accionistas

        La acción confiere a su titular legítimo la condición de socio y le atribuye los derechos reconocidos en la Ley y en estos Estatutos. En los términos establecidos en la Ley y salvo en los casos en ella previstos, el accionista tiene, como mínimo, los siguientes derechos:

  a.
  El de participar en el reparto de las ganancias sociales y en el patrimonio resultante de la liquidación.

  b.
  El de suscripción preferente en la emisión de nuevas acciones o de obligaciones convertibles en acciones.

  c.
  El de asistir y votar en las Juntas Generales y el de impugnar los acuerdos sociales.

  d.
  El de información.

Artículo 8o. Acciones sin voto, rescatables y privilegiadas

  1.
  La Sociedad podrá emitir acciones sin derecho de voto por un importe nominal no superior a la mitad del capital social desembolsado.

    Los titulares de acciones sin voto tendrán derecho a percibir un dividendo mínimo anual del 5 por 100 del capital desembolsado por cada acción sin voto. Una vez acordado el dividendo mínimo, los titulares de las acciones sin voto tendrán derecho al mismo dividendo que corresponda a las acciones ordinarias.

  2.
  La Sociedad podrá emitir acciones que sean rescatables a solicitud de la sociedad emisora, de los titulares de dichas acciones o de ambos, por un importe nominal no superior a la cuarta parte del capital social. En el acuerdo de emisión se fijarán las condiciones para el ejercicio del derecho de rescate. Si el citado derecho se atribuyera exclusivamente a la sociedad emisora, no podrá ejercitarse antes de que transcurran tres años a contar desde la emisión.

    Las acciones que sean rescatables deberán ser íntegramente desembolsadas en el momento de la suscripción.

    La amortización de las acciones rescatables deberá realizarse con cargo a beneficios o a reservas libres o con el producto de una nueva emisión de acciones acordada por la Junta General o, en su caso, por el Consejo de Administración, con la finalidad de financiar la operación de amortización. Si se amortizaran estas acciones con cargo a beneficios o a reservas libres, la Sociedad deberá constituir una reserva por el importe del valor nominal de las acciones amortizadas. En el caso de que no existiesen beneficios o reservas libres en cantidad suficiente ni se emitan nuevas acciones para financiar la operación, la amortización solo podrá llevarse a cabo con los requisitos establecidos para la reducción de capital social mediante devolución de aportaciones.

  3.
  La Sociedad podrá emitir acciones que confieran algún privilegio frente a las ordinarias, que no revistan ninguna de las modalidades previstas en el artículo 50.2 de la Ley de Sociedades Anónimas, cumpliendo las formalidades prescritas para la modificación de Estatutos.

    Cuando el privilegio consista en el derecho a obtener un dividendo preferente, la Sociedad estará obligada a acordar el reparto del dividendo si existiesen beneficios distribuibles. La Junta General o el Consejo de Administración, en el momento de decidir la emisión de las acciones, decidirán si los titulares de las acciones privilegiadas tendrán derecho, una vez acordado el dividendo preferente, al mismo dividendo que corresponda a las acciones ordinarias, procediendo asimismo, si ello fuese necesario, a la consiguiente modificación estatutaria.

    De no existir beneficios distribuibles o no haberlos en cantidad suficiente, la parte del dividendo preferente no pagada se acumulará o no en los términos que se acuerden por la Junta General en el momento de decidir la emisión de las acciones.

    Las acciones ordinarias no podrán en ningún caso recibir dividendos con cargo a los beneficios de un ejercicio, mientras no haya sido satisfecho el dividendo privilegiado correspondiente al mismo ejercicio.

Artículo 9o. Representación de las acciones. Registro de Accionistas

  1.
  Las acciones se representarán por medio de anotaciones en cuenta y se constituyen como tales en virtud de su inscripción en el correspondiente registro contable, que reflejará las menciones recogidas en la escritura de emisión y si están o no enteramente desembolsadas.

    La legitimación para el ejercicio de los derechos de accionista, se obtiene mediante la inscripción en el registro contable, que presume la titularidad legítima y habilita al titular registral a exigir que la Sociedad le reconozca como accionista. Dicha legitimación podrá acreditarse mediante la exhibición de los certificados oportunos, expedidos por la entidad encargada de los registros contables.

    Si la Sociedad realiza alguna prestación en favor del presuntamente legitimado, queda liberada, aunque aquél no sea el titular real de la acción, siempre que la realizara de buena fe y sin culpa grave.

  2.
  Sin perjuicio de lo anterior y de conformidad con lo previsto en la Disposición Adicional Primera. 6 del Texto Refundido de la Ley de Sociedades Anónimas, en base al registro contable referido y para garantizar y facilitar al accionista el ejercicio de sus derechos de conformidad con lo previsto en los presentes Estatutos, la Sociedad podrá llevar un registro de accionistas en la forma técnicamente más adecuada, incluso informáticamente, anotándose en el mismo respecto de cada accionista las acciones de que sea titular directo e indirecto a través de entidades controladas en el sentido del artículo 4 de la Ley de Mercado de Valores, o a través de personas o entidades interpuestas, fiduciarias o equivalentes que sean a su vez accionistas de la Sociedad, así como de fondos, instituciones de inversión o entidades similares que también sean accionistas de la Sociedad, de manera que el ejercicio del derecho de voto de dichas acciones esté determinado directa o indirectamente por el accionista en cuestión.

    A estos efectos, la Sociedad a través del Presidente del Consejo de Administración podrá dirigirse en todo momento a cualquier accionista para que comunique al Presidente del Consejo de Administración las acciones de las que sea titular directo y las que controle indirectamente a través de las personas o entidades controladas o interpuestas referidas en el párrafo anterior que actúen por su cuenta aunque lo hagan en nombre propio;a estos mismos efectos la Sociedad a través de su Presidente podrá dirigirse a cualquier persona o entidad titular de acciones de la Sociedad para que manifieste si actúa por cuenta de otro accionista o si sus derechos de voto están determinados por otro accionista y, en su caso, los titulares reales de las acciones. Asimismo, cualquier accionista podrá dirigirse a la Sociedad a través del Presidente del Consejo para que se le comunique lo que respecto de dicho accionista se derive del registro de accionista.

Artículo 10o. Transmisión de acciones

        Las acciones son transmisibles de acuerdo con lo previsto en las disposiciones vigentes y en estos Estatutos, pero hasta la inscripción de la Sociedad y, en su caso, la inscripción del aumento del capital social en el Registro Mercantil no podrán transmitirse las acciones.

TÍTULO III. Aumento y reducción del capital social

Artículo 11o. Modalidades del aumento

        El aumento del capital social puede realizarse por emisión de nuevas acciones o por elevación del valor nominal de las ya existentes.

        En ambos casos, el contravalor del aumento del capital podrá consistir, tanto en nuevas aportaciones dinerarias o no dinerarias al patrimonio social, incluida la compensación de créditos contra la Sociedad, como en la transformación de reservas o beneficios, que ya figuraban en dicho patrimonio.

Artículo 12o. Delegación en los administradores del aumento del capital social

        La Junta General, con los requisitos establecidos para la modificación de los Estatutos sociales, podrá delegar en el Consejo de Administración:

  a.
  Una vez acordado el aumento del capital social en una cantidad determinada, las siguientes facultades.

  1.
  Ejecutar el mencionado acuerdo, dentro del plazo máximo de un año, excepto en el caso de conversión de obligaciones en acciones.

  2.
  Señalar la fecha en que deba llevarse a efecto el aumento en la cifra acordada.

  3.
  Señalar las fechas de inicio y cierre del período de suscripción.

  4.
  Emitir las acciones que representen el aumento.

  5.
  Declarar las cantidades suscritas en dicha ampliación de capital.

  6.
  Exigir el pago y desembolso de los dividendos pasivos.

  7.
  Modificar los artículos 5 y 6 de los Estatutos sociales, relativos al capital social, recogiendo la nueva cifra después del aumento, en función de las cantidades realmente suscritas y,

  8.
  En general, fijar las condiciones del aumento del capital, en todo lo no previsto en el acuerdo de la Junta General.

  b.
  La facultad de acordar, en una o varias veces, el aumento del capital social, hasta una cifra determinada, en la oportunidad y cuantía que decida, sin previa consulta a la Junta General. Estos aumentos no podrán ser superiores en ningún caso a la mitad del capital de la Sociedad en el momento de la autorización y deberán realizarse mediante aportaciones dinerarias, dentro del plazo máximo de cinco años a contar del acuerdo de la Junta.

  En este supuesto, el Consejo de Administración quedará también facultado para dar nueva redacción a los artículos de los Estatutos sociales relativos al capital social, una vez haya sido acordado y ejecutado el aumento.

Artículo 13o. Derecho de suscripción preferente

        En los aumentos de capital social con emisión de nuevas acciones, ordinarias o privilegiadas, los antiguos accionistas y los titulares de obligaciones convertibles, de conformidad con las condiciones de la emisión de estas obligaciones, podrán ejercitar, dentro del plazo que a este efecto les conceda la administración de la Sociedad, que no será inferior a quince días desde la publicación del anuncio de la oferta de suscripción de la nueva emisión en el "Boletín Oficial del Registro Mercantil", el derecho de suscribir un número de acciones proporcional al valor nominal de las acciones que posean o de las que corresponderían a los titulares de obligaciones convertibles, de ejercitar en ese momento la facultad de conversión.

        Los derechos de suscripción preferente serán transmisibles en las mismas condiciones que las acciones de las que se deriven. En caso de aumento con cargo a reservas, la misma regla será de aplicación a los derechos de asignación gratuita de las nuevas acciones.

Artículo 14o. Exclusión del derecho de suscripción preferente

        En los casos en que el interés de la Sociedad así lo exija, la Junta General, al decidir aumento del capital, podrá acordar la supresión total o parcial del derecho de suscripción preferente. Para la validez de este acuerdo, que habrá de respetar los requisitos para la modificación de Estatutos, será imprescindible el cumplimiento de los requisitos previstos, a tal efecto, en la Ley de Sociedades Anónimas.

        No habrá lugar al derecho de suscripción preferente cuando el aumento del capital se deba a la conversión de obligaciones en acciones o a la absorción de otra sociedad o de parte del patrimonio escindido de otra sociedad.

Artículo 15o. Reducción del capital social

        La reducción del capital social podrá ser acordada por la Junta General, previo cumplimiento de los requisitos establecidos por la Ley y, según la misma, puede tener por finalidad la devolución de aportaciones, la condonación de dividendos pasivos, la constitución o el incremento de la reserva legal o de reservas voluntarias o el restablecimiento del equilibrio entre el capital y el patrimonio de la Sociedad, disminuido por consecuencia de pérdidas.

        La reducción del capital tendrá carácter obligatorio cuando las pérdidas hayan disminuido el haber social por debajo de las dos terceras partes de la cifra del capital y hubiere transcurrido un ejercicio social sin haberse recuperado el patrimonio.

Título IV. De las obligaciones

Artículo 16o. Emisión de obligaciones

        La Sociedad podrá emitir series numeradas de obligaciones u otros valores, que reconozcan o creen una deuda, en los términos previstos en la Ley de Sociedades Anónimas y demás disposiciones vigentes en esta materia.

Título V. Órganos de la sociedad

Artículo 17o. Órganos sociales

        Los órganos de la Sociedad son la Junta General de Accionistas, el Consejo de Administración y la Comisión Ejecutiva.

        El Consejo de Administración constituirá, de conformidad con lo previsto legalmente y con su facultad de organización, el Comité de Auditoría y Cumplimiento, el Comité de Nombramientos y Retribuciones y cuantos otros Comités o Comisiones resulten necesarios o considere convenientes para el mejor desarrollo de sus funciones.

        El Consejo de Administración podrá igualmente establecer Consejos Asesores con el fin de contribuir a la mayor eficacia en el ejercicio de sus funciones.

        El Reglamento del Consejo desarrollará, de conformidad con lo previsto legal y estatutariamente, el régimen de las distintas Comisiones o Comités y de los Consejos Asesores.

Artículo 18o. Junta General

        Los accionistas constituidos en Junta General, debidamente convocada, decidirán por mayoría en los asuntos propios de la competencia de la Junta.

        Se convocará y desarrollará de conformidad con lo previsto legal y estatutariamente y, en su caso, en el Reglamento de la Junta General que ésta apruebe a propuesta del Consejo de Administración.

        Todos los socios, incluso los disidentes y los que no hayan participado en la reunión, quedan sometidos a los acuerdos de la Junta General.

Artículo 19o. Clases de Juntas

        Las Juntas Generales de Accionistas podrán ser ordinarias o extraordinarias.

Artículo 20o. Junta General Ordinaria

        La Junta General Ordinaria, previamente convocada al efecto, se reunirá necesariamente, dentro de los seis primeros meses de cada ejercicio, para censurar la gestión social, aprobar, en su caso, las cuentas del ejercicio anterior y resolver sobre la aplicación del resultado.

Artículo 21o. Junta General Extraordinaria

        Toda Junta que no sea la prevista en el artículo anterior tendrá la consideración de Junta General Extraordinaria.

Artículo 22o. Convocatoria de la Junta General

        La Junta General deberá ser convocada por el Consejo de Administración, mediante anuncio en el "Boletín Oficial del Registro Mercantil" y en uno de los diarios de mayor circulación en la provincia, por lo menos quince días antes de la fecha fijada para su celebración, salvo en los casos de fusión o escisión, en que la convocatoria deberá realizarse con un mes de antelación.

        El anuncio expresará la fecha de la reunión en primera convocatoria y todos los asuntos que han de tratarse. Podrá, asimismo, hacerse constar la fecha en la que, si procediera, se reunirá la Junta en segunda convocatoria.

        El anuncio de convocatoria de la Junta General y la documentación que se ponga a disposición de los accionistas juntamente con el mismo, serán accesibles, siempre que ello sea posible, en la página de internet de la Sociedad, con el único fin y alcance de facilitar su difusión a los accionistas y a los mercados en general.

        Entre la primera y la segunda reunión deberá mediar, por los menos, un plazo de 24 horas.

        Si la Junta General, debidamente convocada, no se celebrara en primera convocatoria, ni se hubiese previsto en el anuncio la fecha de la segunda, deberá ésta ser anunciada, con los mismos requisitos de publicidad que la primera, dentro de los 15 días siguientes a la fecha de la Junta no celebrada y con 8 días de antelación a la fecha de la reunión.

Artículo 23o. Facultad y obligación de convocar

        Los administradores podrán convocar Junta General Extraordinaria de Accionistas, siempre que lo estimen conveniente para los intereses sociales. Deberán, asimismo, convocarla cuando lo solicite un número de socios titular de, al menos, un 5 por 100 del capital social, expresando en la solicitud los asuntos a tratar en la Junta. En este caso, la Junta deberá ser convocada para celebrarse dentro de los treinta días siguientes a la fecha en que se hubiese requerido notarialmente a los administradores para convocarla. Los administradores confeccionarán el orden del día, incluyendo necesariamente los asuntos que hubiesen sido objeto de solicitud.

        Sin perjuicio de lo anterior, el Presidente del Consejo de Administración o quien le sustituya, ante una situación que a su juicio sea de singular trascendencia para la Sociedad y sus accionistas, podrá proceder a la convocatoria de Junta General Extraordinaria para el análisis de la situación planteada y adopción, en su caso, de los acuerdos pertinentes.

Artículo 24o. Junta Universal

        No obstante lo dispuesto en los artículos anteriores, la Junta se entenderá convocada y quedará válidamente constituida para tratar cualquier asunto, siempre que esté presente todo el capital social y los asistentes acepten por unanimidad la celebración de la Junta. La Junta Universal podrá celebrarse en cualquier lugar.

Artículo 25o. Constitución de la Junta

        La Junta General quedará válidamente constituida, en primera convocatoria, cuando los accionistas, presentes o representados, posean, al menos, el 25 por 100 del capital suscrito con derecho a voto.

        En segunda convocatoria, será válida la constitución de la Junta, cualquiera que sea el capital concurrente a la misma.

Artículo 26o. Acuerdos especiales. Constitución

        Para que la Junta General Ordinaria o Extraordinaria pueda acordar válidamente la emisión de obligaciones, el aumento o la disminución del capital, la transformación, fusión o escisión de la Sociedad y, en general, cualquier modificación de los Estatutos sociales, será necesaria, en primera convocatoria, la concurrencia de accionistas presentes o representados que posean, al menos, el 50 por 100 del capital suscrito con derecho a voto. En segunda convocatoria, será suficiente la concurrencia del 25 por 100 de dicho capital.

        Cuando concurran accionistas que representen menos del 50 por 100 del capital suscrito con derecho a voto, los acuerdos a que se refiere el apartado anterior sólo podrán adoptarse válidamente con el voto favorable de los dos tercios del capital, presente o representado, en la Junta.

        Lo previsto en el presente artículo se entenderá sin perjuicio de los quórum reforzados de constitución o votación que puedan establecerse en la Ley y en los presentes Estatutos.

Artículo 27o. Derecho de asistencia

        Podrán asistir a la Junta General los accionistas que, de forma individualizada o agrupadamente con otros, sean titulares de un mínimo de 50 acciones, siempre que las tengan inscritas en el correspondiente registro contable de anotaciones en cuenta con cinco días de antelación a su celebración y se provean de la correspondiente tarjeta de asistencia. Las tarjetas de asistencia nominativas serán emitidas por la Sociedad, bien directamente sobre la base del registro de accionistas o bien a través de las entidades que lleven los registros contables, pudiendo utilizarse por el accionista como documento de otorgamiento de representación para la Junta de que se trate. Ello se entenderá sin perjuicio de los certificados de legitimación emitidos de conformidad con los asientos del Registro Contable por la entidad encargada o adherida correspondiente.

        Los miembros del Consejo de Administración deberán asistir a las Juntas Generales.

        El Presidente podrá autorizar la asistencia de cualquier persona que juzgue conveniente, si bien la Junta podrá revocar dicha autorización.

Artículo 28o. Representación

        Todo accionista que tenga derecho de asistencia podrá hacerse representar en la Junta General por medio de otra persona. La representación deberá conferirse por escrito y con carácter especial para cada Junta y observando las demás disposiciones legales sobre la materia.

        Esta facultad de representación se entiende sin perjuicio de lo establecido por la Ley para los casos de representación familiar y de otorgamiento de poderes generales.

        En cualquier caso, tanto para los supuestos de representación voluntaria como para los de representación legal, no se podrá tener en la Junta más que un representante.

Artículo 29o. Presidencia y Mesa de la Junta

        La Junta será presidida por el Presidente del Consejo de Administración, y, en defecto de éste, por el Vicepresidente que corresponda de conformidad con lo establecido en el artículo 45 de los Estatutos y, a falta de ambos, por el Consejero que elija la Junta.

        El Presidente estará asistido por un Secretario, que será el del Consejo de Administración y, en su defecto, por el Vicesecretario, si lo hubiere, y, en otro caso, por la persona que designe la Junta.

        La Mesa de la Junta estará constituida por el Consejo de Administración.

Artículo 30o. Lista de asistentes

        Antes de entrar en el orden del día se formará la lista de los asistentes, expresando el carácter o representación de cada uno de ellos y el número de acciones, propias o ajenas, con que concurran.

        La lista de asistentes podrá formarse también mediante fichero o incorporarse a soporte informático. En estos casos se consignará en la propia acta el medio utilizado, y se extenderá en la cubierta precintada del fichero o del soporte la oportuna diligencia de identificación, firmada por el Secretario, con el visto bueno del Presidente.

        Al final de la lista, se determinará el número de accionistas, presentes o representados, así como el importe del capital del que sean titulares, especificando el que corresponda a los accionistas con derecho a voto.

        Corresponderá al Presidente la designación, si lo estima necesario, de dos o más accionistas escrutadores que asistirán a la Mesa en la formación de la lista de asistentes y, en su caso, en el cómputo de las votaciones.

        En el acto de la Junta General cualquier accionista con derecho de asistencia podrá consultar la lista de asistentes, sin que ello demore o aplace el normal desarrollo de la Junta una vez que su Presidente la haya declarado legalmente constituida, no estando obligada la Mesa de la Junta ni a leer la referida lista ni a facilitar copia de la misma en el acto de la Junta.

Artículo 30obis.- Voto y representación por medios de comunicación a distancia

a)
Los accionistas con derecho de asistencia y voto, podrán emitir su voto sobre las propuestas relativas a puntos comprendidos en el orden del día, por correo o mediante comunicación electrónica, de conformidad con lo previsto en el Reglamento de la Junta General y en las normas complementarias y de desarrollo del Reglamento, que establezca el Consejo de Administración.

  El Consejo de Administración, a partir de las bases técnicas y jurídicas que lo hagan posible y garanticen debidamente la identidad del sujeto que ejerce su derecho de voto, queda facultado para desarrollar y complementar la regulación que se prevea en el Reglamento de la Junta General, estableciendo el Consejo, según el estadio y seguridad que ofrezcan los medios técnicos disponibles, el momento a partir del cual los accionistas podrán emitir su voto por medios de comunicación a distancia.

  La regulación, así como cualquier modificación de la misma, que en desarrollo y complemento del Reglamento de la Junta General adopte el Consejo de Administración al amparo de lo dispuesto en el presente precepto estatutario, y la determinación por el Consejo de Administración del momento a partir del cual los accionistas podrán emitir su voto en Junta General por medios de comunicación a distancia, se publicará en la página web de la Sociedad.

  Los accionistas con derecho de asistencia que emitan su voto a distancia conforme a lo previsto en el presente apartado, se entenderán como presentes a los efectos de la constitución de la Junta General de que se trate.

b)
Lo previsto en el apartado a) anterior será igualmente de aplicación al otorgamiento de representación por el accionista para la Junta General mediante comunicación electrónica o por cualquier otro medio de comunicación a distancia.

c)
La asistencia personal a la Junta General del accionista tendrá el efecto de revocar el voto emitido mediante correspondencia postal o electrónica. Asimismo, la asistencia personal a la Junta General del accionista representado tendrá el efecto de revocar la representación otorgada mediante correspondencia electrónica o por cualquier otro medio de comunicación a distancia previsto en el Reglamento de la Junta General.

Artículo 31o. Deliberación y adopción de acuerdos

        Abierta la sesión, se dará lectura por el Secretario a los puntos que integran el orden del día y se procederá a deliberar sobre ellos, interviniendo en primer lugar el Presidente y las personas que él designe a tal fin.

        Una vez se hayan producido estas intervenciones, el Presidente concederá la palabra a los accionistas que lo soliciten, dirigiendo y manteniendo el debate dentro de los límites del orden del día y poniendo fin al mismo cuando el asunto haya quedado, a su juicio, suficientemente debatido.

        Por último, se someterán a votación las diferentes propuestas de acuerdo. Los acuerdos habrán de adoptarse con el voto favorable de la mayoría del capital con derecho a voto presente o representado en la Junta, sin perjuicio de los quórum reforzados de constitución y de votación que se establezcan en la Ley y en los presentes Estatutos.

        Para la adopción de acuerdos se seguirá el sistema de determinación del voto previsto en el Reglamento de la Junta General.

Artículo 32o. Limitación de los derechos de voto

        Los accionistas tendrán derecho a un voto por cada acción que posean o representen, salvo las acciones sin voto, que se regirán por lo dispuesto en el artículo 8 de estos Estatutos. Como excepción a lo dispuesto en el inciso anterior, ningún accionista, en relación con las acciones de que sea titular, podrá ejercitar un número de votos superior al que corresponda al 10% del total del capital social con derecho a voto existente en cada momento y ello aunque las acciones de que sea titular superen ese porcentaje del 10%.

        Para el cómputo del número máximo de votos que pueda emitir cada accionista y a los efectos de lo anteriormente establecido, deberán incluirse las acciones de que cada uno de ellos sea titular, no incluyéndose las que correspondan a otros titulares que hubieran delegado en aquel accionista su voto, sin perjuicio de aplicar asimismo individualmente a cada uno de los accionistas que deleguen el mismo porcentaje del 10 por 100 de votos correspondiente a las acciones de que sean titulares.

        También será de aplicación la limitación establecida en los párrafos anteriores al número de votos que, como máximo, podrán emitir -sea conjuntamente, sea por separado-dos o más sociedades accionistas pertenecientes a un mismo grupo de entidades. Esta limitación se aplicará igualmente al número de votos que, como máximo, pueda emitir una persona física accionista y la entidad o entidades, también accionistas, que aquella persona física controle, tanto sean emitidos conjunta como separadamente.

        A los efectos señalados en el párrafo anterior, para considerar la existencia de un grupo de entidades, se estará a lo dispuesto en el art.4 de la vigente Ley del Mercado de Valores de 28 de julio de 1988 y se entenderá que una persona física controla a una o varias entidades cuando, en las relaciones entre esa persona física y la sociedad o sociedades de referencia, se de alguna de las circunstancias de control que el art.4 de la citada Ley exige de una entidad dominante respecto de sus entidades dominadas.

        Asimismo y a los efectos del presente artículo, se equiparará a la relación de control del art.4 de la Ley del Mercado de Valores, la relación de cualquier accionista persona física o jurídica con personas o entidades interpuestas, fiduciarias o equivalentes que sean a su vez accionistas de la Sociedad, así como con fondos, instituciones de inversión o entidades similares que sean también accionistas de la Sociedad, o con otros accionistas a través de acuerdos de sindicación de votos, cuando el ejercicio del derecho de voto de las acciones titularidad de estas personas o entidades esté determinado directa o indirectamente por el accionista en cuestión.

        El Presidente del Consejo de Administración podrá requerir a cualquier accionista en los días anteriores a la fecha de celebración de la Junta General en primera convocatoria, a efectos de que comunique en el plazo máximo de 48 horas a la Sociedad a través de su Presidente, las acciones de que sea directamente titular y aquellas titularidad de otras personas o entidades controladas directa o indirectamente por el accionista en cuestión, pudiendo el Presidente hacer en la Junta General las observaciones que considere pertinentes en el momento de constitución de la Junta para garantizar el cumplimiento de estos Estatutos en relación con el ejercicio del derecho de voto por los accionistas.

        Las acciones que pertenezcan a un mismo titular, a un grupo de entidades o a una persona física o jurídica y a las entidades que dicha persona física o jurídica controle serán computables íntegramente entre las acciones concurrentes a la Junta para obtener el quórum de capital necesario para la válida constitución. Pero en el momento de las votaciones se aplicará a las mismas el límite del número de votos del 10 por 100 establecido en el presente artículo.

        La modificación del presente artículo requerirá en la Junta General correspondiente, el voto favorable de más del 50 por 100 del capital suscrito con derecho a voto, tanto en primera como en segunda convocatoria.

Artículo 33o. Derecho de información

        Desde el mismo día de publicación de la convocatoria de la Junta General y hasta el séptimo día anterior, inclusive, al previsto para su celebración en primera convocatoria, los accionistas podrán solicitar por escrito las informaciones o aclaraciones que estimen precisas o formular por escrito las preguntas que estimen pertinentes, acerca de los asuntos comprendidos en el Orden del Día. Además, con la misma antelación y forma, los accionistas podrán solicitar informaciones o aclaraciones o formular preguntas por escrito acerca de la información accesible al público que se hubiera facilitado por la Sociedad a la Comisión Nacional del Mercado de Valores desde la celebración de la última Junta General.

        Durante la celebración de la Junta General, los accionistas podrán solicitar verbalmente las informaciones o aclaraciones que estimen convenientes acerca de los asuntos comprendidos en el Orden del Día.

        Los administradores estarán obligados a facilitar la información solicitada conforme a los dos párrafos precedentes en la forma y dentro de los plazos establecidos por la Ley, salvo en los casos en que, a juicio del Presidente, la publicidad de esa información perjudique los intereses sociales. Esta excepción no procederá cuando la solicitud esté apoyada por accionistas que representen, al menos, la cuarta parte del capital.

        Asimismo, a partir de la convocatoria de la Junta General, cualquier accionista podrá obtener de la Sociedad, en los términos y casos previstos legalmente, los documentos sobre los asuntos incluidos en el orden del día de la Junta General, sin perjuicio del acceso a los mismos a través de la página de internet de la Sociedad en los términos previstos en el artículo 22 de los presentes estatutos.

Artículo 34o. Acta de la Junta

        Los administradores requerirán la presencia de Notario para que levante acta de la Junta, considerándose la notarial como acta de la Junta.

Artículo 35o. Impugnación de acuerdos sociales

        Los acuerdos adoptados por las Juntas generales podrán ser impugnados en los casos y mediante los procedimientos establecidos en la legislación vigente.

Artículo 36o. Consejo de Administración. Funciones Generales

  1.
  Es competencia del Consejo el gobierno y administración de la Sociedad.

    Corresponden al Consejo las siguientes funciones generales:

    a.
    Establecer la estrategia corporativa y las directrices de la gestión.

    b.
    Supervisar la actuación de la Alta Dirección, exigir cuentas de sus decisiones y hacer una evaluación de su gestión.

    c.
    Velar por la transparencia de las relaciones de la Sociedad con terceros.

    Estas funciones se desarrollarán por el Consejo en pleno o a través de sus Comisiones y Comités.

  2.
  El Consejo, en ejecución de lo dispuesto en el art.2 de estos Estatutos, fijará la estrategia general del Grupo Empresarial constituido con las participaciones de otras sociedades.

  3.
  El Consejo, de conformidad con lo previsto legal y estatutariamente, y al amparo del art.141 de la Ley de Sociedades Anónimas, regulará su propio funcionamiento y el de sus Comisiones y Comités, dictando su Reglamento, que será vinculante para los miembros de dicho Consejo, actuando en pleno o a través de sus Comisiones y Comités.

Artículo 37o. Número y clases de Consejeros

        El Consejo de Administración estará integrado por nueve miembros como mínimo y quince como máximo.

        Existirán los siguientes tipos de Consejeros:

  a.
  Los que estén vinculados, profesionalmente y de modo permanente, a la Sociedad.

  b.
  Los que su vinculación con la Sociedad se circunscriba a la condición de miembro del Consejo, y

  c.
  Los que su pertenencia al Consejo de Administración derive de la participación patrimonial en el capital de la Sociedad.

        Los Consejeros a que se refiere el apartado b) anterior serán mayoría respecto del total de Consejeros que, en cada momento, formen el Consejo, siempre que lo permita el número de Consejeros elegidos en ejercicio del derecho de los accionistas a tener representación en el Consejo, proporcional a su participación en el capital social.

        Corresponde a la Junta General tanto el nombramiento como la separación de los Consejeros. El cargo de Consejero es renunciable, revocable y reelegible.

Artículo 38o. Duración

        La duración de los cargos de Consejeros será de cuatro años, pudiendo ser reelegidos por períodos de igual duración salvo los Consejeros a que se refiere el apartado b) del artículo anterior, los cuales sólo podrán ser reelegidos por un segundo mandato.

        A efectos del cómputo del plazo de duración del mandato de los Consejeros, se ha de entender que el año comienza y termina el día que se celebre la Junta General Ordinaria, o el último día posible en que hubiera debido celebrarse.

        Si durante el plazo para el que fueron nombrados los administradores se produjesen vacantes, el Consejo podrá designar, entre los accionistas, las personas que hayan de ocuparlas hasta que se reúna la primera Junta General.

Artículo 39o. Representación de la Sociedad

        El poder de representación de la Sociedad, en juicio o fuera de él, corresponde al Consejo de Administración. La representación se extenderá a todos los actos comprendidos dentro del objeto social establecido en los presentes Estatutos.

Artículo 40o. Retribución

        La remuneración de los administradores se compone de los siguientes conceptos: asignación fija mensual y participación en beneficios. La remuneración, global y anual, para todo el Consejo y por los conceptos anteriores, será el uno por mil de los beneficios del grupo consolidado, aprobados por la Junta General, si bien el Consejo de Administración podrá reducir este porcentaje en los ejercicios en que lo estime conveniente. Todo ello sin perjuicio de lo establecido en el párrafo tercero de este artículo en relación a las dietas.

        Corresponderá al propio Consejo la distribución del importe citado entre los conceptos anteriores y entre los administradores en la forma, momento y proporción que libremente determine.

        Los miembros del Consejo de Administración percibirán también dietas por asistencia a cada sesión de los órganos de administración de la Sociedad y sus comités. La cuantía de dicha dieta será, como máximo, el importe que, de conformidad con los párrafos anteriores, se determine como asignación fija mensual. El Consejo de Administración podrá, dentro de este límite, establecer la cuantía de las dietas.

        Las retribuciones previstas en los apartados precedentes, derivadas de la pertenencia al Consejo de Administración, serán compatibles con las demás percepciones profesionales o laborales que correspondan a los Consejeros por cualesquiera otras funciones ejecutivas o de asesoramiento que, en su caso, desempeñen para la Sociedad distintas de las de supervisión y decisión colegiada propias de su condición de Consejeros, las cuales se someterán al régimen legal que les fuere aplicable.

        De conformidad con lo dispuesto en el art.130 de la Ley de Sociedades Anónimas, la remuneración por el concepto participación en beneficios, sólo podrán percibirla los administradores después de estar cubiertas las atenciones de la reserva legal y de la estatutaria y de haberse reconocido a los accionistas un dividendo mínimo del 4 por ciento.

Artículo 41o. Responsabilidad

        Los miembros del Consejo de Administración desempeñarán su cargo con la diligencia de un ordenado empresario y representante leal, y con cumplimiento de los deberes legalmente establecidos, deberán contribuir a la función de impulsar y supervisar la gestión de la Sociedad y su actuación se guiará únicamente por el interés social.

        Los Consejeros, por virtud de su cargo, quedarán obligados, en particular, a:

  a.
  Recabar la información necesaria y preparar adecuadamente las reuniones del Consejo y de los órganos sociales a los que pertenezcan.

  b.
  Asistir a las reuniones de los órganos sociales y Comisiones o Comités de que formen parte y participar activamente en sus deliberaciones con el fin de contribuir eficazmente al proceso de toma de decisiones.

        Sin perjuicio de lo establecido legalmente, el Reglamento del Consejo de Administración desarrollará los deberes de diligencia, fidelidad, lealtad y secreto de los administradores y, en especial, la obligación de no competencia, el uso de información no pública y de activos sociales, el aprovechamiento de las oportunidades de negocio, los conflictos de interés y las operaciones vinculadas.

Artículo 42o. Incompatibilidades

        El Reglamento del Consejo establecerá un régimen de limitaciones e incompatibilidades de los Consejeros, siendo de aplicación, en todo caso, las siguientes:

  a.
  La edad para ser designado consejero no podrá exceder de 70 años. La edad para ostentar el cargo de Consejero Delegado no podrá exceder de 65 años, sin perjuicio de poder seguir este último ostentando la condición de Consejero.

  b.
  El desempeño de cargos o funciones de representación, dirección o asesoramiento en empresas competidoras o el desempeño de esos mismos cargos o funciones en sociedades que ostenten una posición de dominio o control en empresas competidoras.

  c.
  La pertenencia simultánea a más de cinco Consejos de Administración, no computándose, a estos efectos los Consejos de Administración de las distintas sociedades participadas, referidas en el art.36.2 de los Estatutos, los Consejos de Administración del Grupo o entidad accionista a la que represente el Consejero, y los Órganos de Administración de aquellas sociedades en las que la participación patrimonial, personal o familiar del Consejero, le concede derecho a formar parte de los mismos.

  d.
  No podrán ostentar la condición de miembros del Consejo quienes, por sí o por persona interpuesta, desempeñen cargos en entidades que sean clientes o proveedores habituales de bienes y servicios de la Sociedad, sean representantes de dichas entidades o estén vinculados a ellas, siempre que esta condición pueda suscitar un conflicto o colisión de intereses con los de la Sociedad. Se exceptúan, las entidades financieras en su condición de proveedores de servicios financieros a la Sociedad.

Artículo 43o. Convocatoria y lugar de celebración

        El Consejo se reunirá cuantas veces lo convoque el Presidente o quien haga sus veces, a iniciativa suya o cuando lo soliciten la mayoría de los Consejeros. En la convocatoria constará el orden del día, fijado por el Presidente.

        Las reuniones tendrán lugar, de ordinario, en el domicilio social, pero podrán también celebrarse en otro lugar que determine el Presidente. El Consejo podrá celebrarse asimismo en varias salas simultáneamente, siempre y cuando se asegure por medios audiovisuales o telefónicos la interactividad e intercomunicación entre ellas en tiempo real y, por tanto, la unidad de acto. En este caso, se hará constar en la convocatoria el sistema de conexión y, en su caso, los lugares en que estén disponibles los medios técnicos necesarios para asistir y participar en la reunión. Los acuerdos se considerarán adoptados en el lugar donde esté la Presidencia.

        Sin perjuicio de lo indicado anteriormente, salvo que la Ley lo impida, podrán adoptarse acuerdos sin sesión y por escrito, ajustándose a los requisitos y formalidades establecidas en el Reglamento del Registro Mercantil.

Artículo 44o. Constitución del Consejo

        El Consejo de Administración quedará válidamente constituido cuando concurran a la reunión, presentes o representados, la mitad más uno de los componentes de dicho Consejo en el ejercicio de sus cargos.

        La representación deberá conferirse por escrito y con carácter especial para cada Consejo, no pudiendo ostentar cada Consejero más de tres representaciones, con excepción del Presidente, que no tendrá ese límite, aunque no podrá representar a la mayoría del Consejo.

        Por decisión del Presidente del Consejo de Administración, podrán asistir a las reuniones de éste los Directores Generales y Gerentes de la Sociedad, así como cualquier otra persona que aquél juzgue conveniente.

Artículo 45o. Cargos del Consejo

        Son cargos en el Consejo de Administración:el Presidente, Vicepresidente o Vicepresidentes, el Consejero Delegado y el Secretario.

  1.
  Al Presidente, además de las funciones asignadas por la Ley y los Estatutos, le corresponde impulsar la acción de gobierno de la Sociedad y del conjunto de sociedades participadas, dirigir el funcionamiento del Consejo, procurando que los miembros del mismo dispongan de la adecuada información así como la representación de la Sociedad, en especial ante las distintas Administraciones Públicas, Instituciones del Mercado de Valores, Organismos, Sociedades y Asociaciones del Sector Eléctrico y de los demás Sectores económicos en los que desarrolle su actividad la compañía.

  2.
  A falta del Presidente, le sustituirá el Vicepresidente de más edad, y en defecto de todos los Vicepresidentes, el Consejero que sea designado para sustituirles interinamente.

  3.
  El Consejo designará, a propuesta del Presidente, un Consejero Delegado, al que le corresponderá dirigir la gestión de la Compañía, de acuerdo con los criterios fijados por el Consejo. Como máximo responsable de la gestión empresarial ejercerá la potestad de mando sobre todos los servicios de la Sociedad y estará al frente de la Alta Dirección de la misma. Corresponde, asimismo, al Consejero Delegado ejecutar la estrategia general del Grupo Empresarial constituido con las participaciones en otras sociedades, así como el seguimiento de la misma, sin perjuicio de las competencias que correspondan, individualmente, a cada una de las sociedades participadas.

  4.
  Con independencia de los derechos y obligaciones señalados en estos Estatutos en su condición de Consejeros, el Reglamento del Consejo desarrollará el régimen legal particular, correspondiente al Presidente y Consejero Delegado, por razón de su vinculación permanente y profesional a la Sociedad. Compete asimismo al Consejo la elección del Secretario y, en su caso, de Vicesecretario, que podrán o no ser Consejeros;en caso de vacante o ausencia o si no concurriesen aquéllos, les sustituirá el Consejero de menor edad de entre los asistentes a la reunión.

Artículo 46o. Deliberación y adopción de acuerdos

        Abierta la sesión, se dará lectura por el Secretario a los puntos que integran el orden del día, procediéndose a su debate y correspondiente votación.

        El Consejo deliberará sobre las cuestiones contenidas en el orden del día y también sobre todas aquellas que el Presidente o la mayoría de los Vocales, presentes o representados, propongan, aunque no estuvieran incluidos en el mismo.

        Los acuerdos se adoptarán por mayoría absoluta de los Consejeros, presentes o representados, concurrentes a la sesión. En caso de empate tendrá voto de calidad el Presidente o quien haga sus veces en la reunión. Lo previsto en el presente apartado se entenderá sin perjuicio de aquellos acuerdos para cuya adopción se exija una mayoría cualificada de Consejeros por los presentes Estatutos o la legislación vigente.

        La votación por escrito y sin sesión sólo será admitida cuando ningún Consejero se oponga a este procedimiento.

        Los acuerdos del Consejo de Administración se consignarán en acta, que se extenderá o transcribirá en el libro de actas correspondiente, con expresión de las circunstancias prevenidas por la legislación vigente.

        Las actas se aprobarán por el propio Consejo de Administración, al final de la reunión o en la siguiente. También se considerarán aprobadas cuando, dentro de los cinco días siguientes a la recepción del proyecto de acta, ningún Consejero hubiese formulado reparos. El Consejo podrá facultar al Presidente y a un Consejero para que, conjuntamente, aprueben el acta de la reunión.

        Las actas, una vez aprobadas, serán firmadas por el Secretario del Consejo o de la sesión, con el visto bueno de quien hubiera actuado en ella como Presidente.

Artículo 47o. Delegación de facultades

        El Consejo de Administración podrá delegar en la Comisión Ejecutiva, en el Consejero Delegado y en las distintas Comisiones del Consejo, con carácter temporal o permanente, todas o parte de sus facultades, excepto aquellas que, legalmente o por acuerdo de la Junta General, fueren de su exclusiva competencia.

        La delegación permanente de facultades del Consejo de Administración en la Comisión Ejecutiva y en el Consejero Delegado y la designación de los administradores que hayan de ocupar tales cargos, requerirán para su validez el voto favorable de las dos terceras partes de los componentes del Consejo y no producirán efecto alguno hasta su inscripción en el Registro Mercantil.

        La Comisión Ejecutiva y el Consejero Delegado darán cuenta al Consejo de Administración de las principales decisiones adoptadas en el ejercicio de las facultades delegadas.

Artículo 48o. Composición de la Comisión Ejecutiva

        La Comisión Ejecutiva estará integrada por un mínimo de cinco Consejeros y un máximo de siete, incluido el Presidente.

        Presidirá la Comisión Ejecutiva el Presidente del Consejo de Administración y actuará de Secretario el que lo sea del Consejo. El régimen de sustituciones de estos cargos es el previsto para el Consejo de Administración.

Artículo 49o. Atribuciones del Consejo

        Corresponde al Consejo, actuando en pleno o en Comisiones, el ejercicio de todas aquéllas facultades que tiene atribuidas legal y estatutariamente en relación con el gobierno y administración de la Sociedad, en particular las funciones generales referidas en el artículo 36 de los presentes estatutos.

        A través de su Reglamento el propio Consejo desarrollará dentro de los límites legales y estatutarios, su régimen estructural, funciones, normas de actuación y composición propias y de sus Comisiones y Comités, relaciones con los accionistas, Junta General, Auditores y Alta Dirección, así como el Estatuto del Consejero y de los cargos sociales.

Artículo 50o. Impugnación de los acuerdos del Consejo de Administración

        Los administradores y los accionistas que representen un 5 por 100 del capital social podrán impugnar los acuerdos nulos y anulables de los órganos colegiados de administración, con arreglo a los plazos y al procedimiento que la Ley establece.

Artículo 51o. Comité de Auditoría y Cumplimiento

        El Comité de Auditoría y Cumplimiento estará integrado por un mínimo de cuatro y un máximo de seis miembros del Consejo de Administración, designados con el voto favorable de la mayoría del propio Consejo. En su composición deberán ser mayoría los consejeros cuya vinculación con la Sociedad se circunscriba a la condición de miembro del Consejo.

        El Presidente del Comité de Auditoría y Cumplimiento será designado por el Consejo de Administración, de entre los miembros cuya vinculación con la Sociedad se circunscriba a la condición de miembro del Consejo, con el voto favorable de la mayoría del propio Consejo. El Presidente deberá ser sustituido cada cuatro años, pudiendo ser reelegido una vez transcurrido un plazo de un año desde su cese.

        A falta de Presidente, le sustituirá el consejero del Comité designado provisionalmente por el Consejo de Administración, y en su defecto, el miembro del Comité de mayor edad.

        El Comité de Auditoría y Cumplimiento se reunirá cuantas veces lo convoque su Presidente, cuando así lo decidan la mayoría de sus miembros o a solicitud del Consejo de Administración. Las sesiones del Comité tendrán lugar en el domicilio social o en cualquier otro que determine el Presidente y que se señale en la convocatoria.

        El Comité quedará válidamente constituido cuando concurran la mayoría de sus miembros.

        Los acuerdos deberán adoptarse con el voto favorable de la mayoría de los consejeros concurrentes a la sesión. En caso de empate, el voto del Presidente, o quien ejerza sus funciones, tendrá carácter dirimente.

        El Secretario del Comité será el del Consejo de Administración y levantará acta de los acuerdos adoptados, de los que se dará cuenta al Consejo.

        La función principal de este Comité será velar por el buen gobierno corporativo y la transparencia en todas las actuaciones de la Sociedad en los ámbitos económico- financiero y de auditoría externa y cumplimiento y de auditoría interna, y en todo caso, tendrá encomendadas las siguientes funciones:

  a.
  Informar en la Junta General de Accionistas sobre las cuestiones que en ella planteen los accionistas en materias de su competencia.

  b.
  Proponer al Consejo de Administración para su sometimiento a la Junta General de Accionistas el nombramiento de los auditores de cuentas externos, de conformidad con el artículo 57 de estos Estatutos.

  c.
  Supervisar los servicios de auditoría interna en el caso de que exista dicho órgano dentro de la organización empresarial.

  d.
  Conocer del proceso de información financiera y de los sistemas de información y de control interno de la Sociedad.

  e.
  Relacionarse con los auditores externos para recibir información sobre aquellas cuestiones que puedan poner en riesgo la independencia de éstos y cualesquiera otras relacionadas con el proceso de desarrollo de la auditoría de cuentas, así como aquellas otras comunicaciones previstas en la legislación de auditoría de cuentas y en las normas técnicas de auditoría.

        Estas funciones se entenderán con carácter enunciativo y sin perjuicio de aquéllas otras que el Consejo de Administración pudiera encomendarle.

        El Reglamento del Consejo podrá desarrollar las competencias del Comité y su régimen de organización y funcionamiento.

Artículo 52o. Comité de Nombramientos y Retribuciones

        El Comité de Nombramientos y Retribuciones estará integrado por un mínimo de cuatro y un máximo de seis miembros del Consejo de Administración, designados con el voto favorable de la mayoría del propio Consejo. En su composición deberán ser mayoría los consejeros cuya vinculación con la Sociedad se circunscriba a la condición de miembro del Consejo.

        El Presidente del Comité de Nombramientos y Retribuciones será designado por el Consejo de Administración, de entre los miembros cuya vinculación con la Sociedad se circunscriba a la condición de miembro del Consejo, con el voto favorable de la mayoría del propio Consejo. El Presidente deberá ser sustituido cada cuatro años, pudiendo ser reelegido una vez transcurrido un plazo de un año desde su cese.

        A falta de Presidente, le sustituirá el consejero designado provisionalmente por el Consejo de Administración, y en su defecto, el miembro del Comité de mayor edad.

        El Comité de Nombramientos y Retribuciones se reunirá cuantas veces lo convoque su Presidente, cuando así lo decidan la mayoría de sus miembros o a solicitud del Consejo de Administración. Las sesiones del Comité tendrán lugar en el domicilio social o en cualquier otro que determine el Presidente y que se señale en la convocatoria.

        El Comité quedará válidamente constituido cuando concurran la mayoría de sus miembros.

        Los acuerdos deberán adoptarse con el voto favorable de la mayoría de los consejeros concurrentes a la sesión. En caso de empate, el voto del Presidente, o quien ejerza sus funciones, tendrá carácter dirimente.

        El Secretario del Comité será el del Consejo de Administración y levantará acta de los acuerdos adoptados, de los que se dará cuenta al Consejo.

        El Comité de Nombramientos y Retribuciones tendrá encomendadas, entre otras, las funciones de informar y proponer al Consejo de Administración el nombramiento de los consejeros, ya sea por el supuesto de cooptación como para su propuesta a la Junta General, informar acerca de sus retribuciones, así como sobre los nombramientos relativos a la Alta Dirección y sus retribuciones.

        Estas funciones se entenderán con carácter enunciativo y sin perjuicio de aquéllas otras que el Consejo de Administración pudiera encomendarle.

        El Reglamento del Consejo podrá desarrollar las competencias del Comité y su régimen de organización y funcionamiento.

Título VI. CUENTAS ANUALES

Artículo 53o. Cuentas anuales

        El ejercicio económico comenzará el 1 de enero y terminará el 31 de diciembre de cada año.

        Las cuentas anuales, formando una unidad, comprenderán el balance, la cuenta de pérdidas y ganancias y la memoria. Dichos documentos deberán ser redactados de forma que ofrezcan una imagen fiel del patrimonio, de la situación financiera y de los resultados de la Sociedad, de conformidad con las disposiciones legales.

Artículo 54o. Contenido de las cuentas anuales

        El balance comprenderá, con la debida separación, los bienes y derechos que constituyen el activo de la empresa y las obligaciones que forman el pasivo de la misma, especificando los fondos propios. La estructura del balance se ajustará a la establecida en la Ley de Sociedades Anónimas y demás disposiciones legales de aplicación.

        La cuenta de pérdidas y ganancias comprenderá, también con la debida separación, los ingresos y gastos del ejercicio y, por diferencia, el resultado de la misma. Distinguirá los resultados ordinarios propios de la explotación, de los que no lo sean o de los que se originen en circunstancias de carácter extraordinario. La cuenta de pérdidas y ganancias deberá ajustarse a la estructura prevista en la Ley de Sociedades Anónimas y demás disposiciones legales de aplicación.

        La memoria completará, ampliará y comentará la información contenida en el balance y en la cuenta de pérdidas y ganancias. La memoria contendrá las indicaciones previstas por la Ley de Sociedades Anónimas y demás disposiciones legales de aplicación.

Artículo 55o. Informe de gestión

        El informe de gestión habrá de contener, al menos, la exposición fiel sobre la evolución de los negocios y la situación de la Sociedad. El informe deberá incluir, igualmente, indicaciones sobre los acontecimientos importantes para la Sociedad ocurridos después del cierre del ejercicio, la evolución previsible de aquélla, las actividades en materia de investigación y desarrollo y las adquisiciones de acciones propias, de acuerdo con la Ley.

Artículo 56o. Auditoría de cuentas

        Las cuentas anuales y el informe de gestión deberán ser revisados por los auditores de cuentas de conformidad con las disposiciones legales. Los auditores verificarán también la concordancia del informe de gestión con las cuentas anuales del ejercicio. Los auditores de cuentas dispondrán, como mínimo, de un plazo de un mes, a partir del momento en que les fueran entregadas las cuentas por los administradores, para presentar su informe.

Artículo 57o. Nombramiento de auditores

        El Comité de Auditoría y Cumplimiento propondrá al Consejo para su sometimiento a la Junta General las personas que deben ejercer la auditoría de las cuentas. El nombramiento por la Junta General se llevará a cabo antes de que finalice el ejercicio a auditar, por un período de tiempo que no podrá ser inferior a tres años, ni superior a nueve, pudiendo ser reelegidos por la Junta General anualmente una vez haya finalizado el período inicial. La Junta General podrá designar como auditores a una o varias personas físicas o jurídicas, que actuarán conjuntamente. Cuando los designados sean personas físicas, la Junta deberá nombrar tanto suplentes como auditores titulares.

Artículo 58o. Formulación de las cuentas anuales

        El Consejo de Administración está obligado a formular, en el plazo máximo de tres meses, contados a partir del cierre del ejercicio social, las cuentas anuales, el informe de gestión y la propuesta de la aplicación del resultado, así como, en su caso, las cuentas y el informe de gestión consolidados. Las cuentas anuales y el informe de gestión deberán ser firmados por todos los Consejeros. Si faltare la firma de alguno de ellos, se señalará esta circunstancia, en cada uno de los documentos en que falte, con expresa indicación de la causa.

Artículo 59o. Aprobación de las cuentas anuales

        Las cuentas anuales se aprobarán por la Junta General de accionistas, la cual resolverá sobre la aplicación del resultado del ejercicio, de acuerdo con el balance aprobado.

Artículo 60o. Reserva legal

        En todo caso, una cifra igual al 10 por 100 del beneficio del ejercicio se destinará a la reserva legal, hasta que ésta alcance, al menos, el 20 por 100 del capital social.

        La reserva legal, mientras no supere el límite indicado, sólo podrá destinarse a la compensación de pérdidas, en el caso de que no existan otras reservas disponibles suficientes para este fin.

Artículo 61o. Distribución de dividendos

        Una vez cubiertas las atenciones previstas por la Ley o los Estatutos, sólo podrán repartirse dividendos con cargo al beneficio del ejercicio, o a reservas de libre disposición, si el valor del patrimonio neto contable no es o, a consecuencia del reparto, no resulta ser inferior al capital social. Si existiesen pérdidas de ejercicios anteriores que hiciesen que ese valor del patrimonio neto de la Sociedad fuese inferior a la cifra del capital social, el beneficio se destinará a la compensación de estas pérdidas.

        La Junta General fijará, en el acuerdo de distribución de dividendos, el momento y la forma de pago. El dividendo será pagadero, salvo que otra cosa disponga el acuerdo de la Junta General, en el domicilio social a partir del día siguiente al del acuerdo.

Artículo 62o. Cantidades a cuenta de dividendos

        La distribución entre los accionistas de cantidades a cuenta de dividendos sólo podrá acordarse por la Junta General o por el Consejo de Administración bajo las siguientes condiciones.

  1.
  El Consejo de Administración formulará un estado contable, en el que se ponga de manifiesto que existe liquidez suficiente para la distribución. Este estado se incluirá, posteriormente, en la memoria.

  2.
  La cantidad a distribuir no podrá exceder de la cuantía de los resultados obtenidos desde el fin del último ejercicio, deducidas las pérdidas procedentes de ejercicios anteriores y las cantidades con las que deban dotarse las reservas obligatorias, por ley o por disposición estatutaria, así como la estimación del impuesto a pagar sobre dichos resultados.

Artículo 63o. Depósito de las cuentas anuales

        Dentro del mes siguiente a la aprobación de las cuentas anuales, se presentará, para su depósito en el Registro Mercantil del domicilio social, certificación de los acuerdos de la Junta General de aprobación de las cuentas anuales y de aplicación del resultado, a la que se adjuntará un ejemplar de cada una de dichas cuentas, así como del informe de gestión y del informe de los auditores.

Título VII. Resolución de conflictos

Artículo 64o. Resolución de conflictos

        Para todas las cuestiones litigiosas que puedan suscitarse entre la Sociedad y los accionistas, o los accionistas entre sí, por razón de los asuntos sociales, tanto la Sociedad como los accionistas, con renuncia a su propio fuero, se someten expresamente al fuero judicial del domicilio social de la Sociedad.

QuickLinks

  Exhibit 1.1
ESTATUTOS SOCIALES